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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Reunion Industries, Inc. on Form S-3 (File No. 33-77566) and on Form S-8 (File No. 33-77232) of our report dated August 15, 1996 on our audit of the consolidated financial statements of Data Packaging, Ltd. for the years ended April 28, 1996 and April 30, 1995, which report is included in this Form 8-K of Reunion Industries, Inc. dated December 3, 1996.



DELOITTE & TOUCHE


Hamilton, Bermuda
December 3, 1996